Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Mark Feuerbach	Ryan Flaim
Innophos	Sharon Merrill Associates
609-366-1204	617-542-5300
investor.relations@innophos.com	iphs@investorrelations.com

INNOPHOS TO ACQUIRE NOVEL INGREDIENTS TO CREATE A NEARLY

$0.5 BILLION FOOD, HEALTH AND NUTRITION PLATFORM

Advances Vision 2022 Growth Strategy and Enhances Innovation

Expands Innophos’ Offering in High-Growth Nutrition End-Markets

Company Anticipates Cost and Tax Synergies of Approximately $15 Million

CRANBURY, New Jersey – (August 1, 2017) – Innophos Holdings, Inc. (NASDAQ: IPHS) announced today that it has entered into a definitive merger agreement to acquire Novel Ingredients, a New Jersey-based provider of dietary supplement ingredient solutions primarily owned by GenNx360 Capital Partners, a New York-based private equity firm.

Under the terms of the merger agreement, Innophos will acquire all of the outstanding shares of Novel Ingredients for a total purchase price of $125 million (enterprise value), payable in cash. Innophos will fund the acquisition with borrowings under its existing credit facility. The acquisition is expected to be accretive to Innophos’ earnings per share in the first year following the close of the transaction. Closing of the transaction is subject to customary closing conditions, including review under the Hart Scott Rodino Antitrust Improvements Act, and is expected to be completed in the third quarter of 2017.

“The acquisition of Novel Ingredients is an exceptional opportunity for our Company and a significant step forward in achieving our strategic goals,” said Kim Ann Mink, Ph.D., Chairman, President and Chief Executive Officer of Innophos Holdings, Inc. “This transaction fully aligns with our Vision 2022 strategic priorities to grow our Food, Health and Nutrition portfolio, increase our presence in attractive nutrition end-markets, and develop innovative solutions that better serve our customers. Additionally, it will more closely align Innophos with important consumer mega-trends such as health and wellness, energized aging and clean labels.”

Novel Ingredients, A Technology Driven Specialty Ingredients Solution Provider

•	Annual revenue of nearly $100 million; 2008-2016 CAGR of 19%

•	Serving attractive end-markets driven by health and wellness consumer trends with demonstrated growth in the 4-8% range, such as Immune Health, Sports Nutrition, and Cognitive Health

•	Technology-based specialty ingredient supplier of botanicals, proteins, amino acids and other healthy ingredients, as well as branded ingredient and custom formulated solutions

•	Recognized for its best-in-class quality assurance, strategic sourcing and world class cGMP manufacturing facility supporting more than 185 unique ingredient solutions

•	100 customer-focused employees delivering solutions to more than 200 customers

Acquisition Delivers Strong Shareholder Value

•	All-cash transaction consideration of $125 million financed by cost effective existing credit facility

•	Annual cost synergies estimated at $4 million; revenue synergies are anticipated from combined product technology and customer relationships

•	Present value from tax synergies estimated at $11 million

•	Multiple of ~12.1x on Novel Ingredients’ estimated 2017 adjusted EBITDA, and ~7.7x adjusting for expected cost and tax synergies

•	Multiple of ~1.3x on Novel Ingredients’ estimated 2017 sales revenue

•	Net leverage to increase from 1.2x to 2.1x at close, well within the covenants of the credit facility

•	Continued strong cash conversion cycle supports current dividend and net leverage to return to pre-transaction level in two years

“Bringing Novel Ingredients and Innophos together will create a Food, Health and Nutrition platform of nearly $0.5 billion in revenue representing 60% of our total combined Company,” Mink commented. “The combined Company will benefit from leading, innovative technology; a broader and deeper product portfolio; and access to new market segments.

“In addition to the complementary products and manufacturing assets that we gain, we are acquiring Novel Ingredients because of its experienced and dedicated people,” Mink added. “They bring to Innophos deep customer relationships, exceptional know-how in ingredient development, solutions and applications, along with proven quality assurance and customer service skills.”

“We are delighted at the prospect of becoming part of Innophos,” said Rick Antonoff, Novel Ingredients’ Chief Executive Officer. “We believe that joining the Innophos team will enable Novel Ingredients to deliver enhanced value to our existing customers, and will present exciting opportunities to expand our business into new market adjacencies. We look forward to working closely with the Innophos team to ensure a smooth transition.”

“We are confident that this acquisition will create lasting, long-term value for our shareholders,” Mink said. “We expect to move quickly to attain cost synergies, while nurturing the entrepreneurial and customer focused spirit of Novel Ingredients. On behalf of the Innophos organization, I would like to welcome the Novel Ingredients employees to our team.”

Lazard is acting as financial advisor to Innophos on the transaction and Baker Botts LLP is acting as Innophos’ legal advisor.

Winston & Strawn LLP is acting as legal advisor to Novel Ingredients and GenNx360 Capital Partners.

Conference Call and Webcast

Innophos’ management will host a conference call on Tuesday, August 1, 2017 at 9:00 a.m. ET to discuss its second quarter 2017 results and this transaction. Those who wish to listen to the conference call webcast should visit the “Investors” section of the Company’s website at www.innophos.com. The live call also can be accessed by dialing (800) 708-4539 (U.S.) or (847) 619-6396 (international) and entering passcode 4532-6485.

If you are unable to listen to the live call, the webcast will be archived on the Company’s website. In addition, a telephone replay will be available between 11:30 am ET on August 1 and 11:59 pm ET on August 15, 2017. The replay is accessible by dialing 1-888-843-7419 (U.S.) or 1-630-652-3042 (international) and entering passcode 4532-6485#.

About the Company

Innophos is a leading international producer of specialty ingredient solutions that deliver far-reaching, versatile benefits for the food, health, nutrition and industrial markets. We leverage our expertise in the science and technology of blending and formulating phosphate, mineral and botanical based ingredients to help our customers offer products that are tasty, healthy, nutritious and economical. Headquartered in Cranbury, New Jersey, Innophos has manufacturing operations across the United States, in Canada, Mexico and China. For more information, please visit www.innophos.com. ‘IPHS-G’

SOURCE Innophos Holdings, Inc.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains or may contain forward-looking statements within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. Statements made in this press release that relate to our future performance or future financial results or other future events (which may be identified by such terms as “expect”, “estimate”, “anticipate”, “assume”, “believe”, “plan”, “intend’, “may”, “will”, “should”, “outlook”, “guidance”, “target”, “opportunity”, “potential” or similar terms and variations or the negative thereof) are forward-looking statements, including the Company’s expectations regarding the business environment and the Company’s overall guidance regarding future performance and growth. These statements are based on our current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may materially differ from the expectations expressed in or implied by these forward-looking statements. Factors that could cause the Company’s actual results to differ materially include, but are not limited to: (1) global macroeconomic conditions and trends; (2) the behavior of financial markets, including fluctuations in foreign currencies, interest rates and turmoil in capital markets; (3) changes in regulatory controls regarding tariffs, duties, taxes and income tax rates; (4) the Company’s ability to implement and refine its Vision 2022; (5) the Company’s ability to successfully identify and complete acquisitions in line with its Vision 2022 and effectively operate and integrate acquired businesses to realize the anticipated benefits of those acquisitions; (5) the Company’s ability to realize expected cost savings and efficiencies from its performance improvement and other optimization initiatives; (6) the Company’s ability to effectively compete in its markets, and to successfully develop new and competitive products that appeal to its customers; (7) changes in consumer preferences and demand for the Company’s products or a decline in consumer confidence and spending; (8) the Company’s ability to benefit from its investments in assets and human capital and the ability to complete projects successfully and on budget; (9) economic, regulatory and political risks associated with the Company’s international operations, most notably Mexico and China; (10) volatility and increases in the price of raw materials, energy and transportation, and fluctuations in the quality and availability of raw materials and process aids; (11) the impact of a disruption in the Company’s supply chain or its relationship with its suppliers; (12) the Company’s ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws; (13) the Company’s ability to meet quality and regulatory standards in the various jurisdictions in which it has operations or conducts business and (14) the Company’s ability to consummate the acquisition of Novel Ingredients and to achieve the benefits anticipated from such acquisition. We caution you to consider the important risks and other factors as set forth in the forward-looking statements section and in Item 1A Risk Factors in our most recent Annual Report on Form 10-K, as amended by subsequent reports on Forms 10-Q and 8-K. We do not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.